UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 18, 2013 (October 11, 2013)

Date of Report (Date of earliest event reported)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Ocean Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the consummation on October 11, 2013 of the transactions contemplated by the Stock Purchase Agreement, dated as of July 25, 2013 (the “Stock Purchase Agreement”), by and among Activision Blizzard, Inc., a Delaware corporation (the “Company”), ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (“ASAC”) and acting by ASAC II LLC, its general partner, and Vivendi, S.A., a société anonyme organized under the laws of France (the “Seller”).  Robert A. Kotick, chief executive officer of the Company, and Brian G. Kelly, chairman of the board of directors (the “Board”) of the Company, are affiliates of ASAC II LLC.

On October 10, 2013, the Delaware Supreme Court reversed the previously disclosed order of the Delaware Court of Chancery in Hayes v. Activision Blizzard, Inc., C.A. No. 8885-VCL, which had entered a preliminary injunction against the consummation of the transactions contemplated by the Stock Purchase Agreement described herein in the absence of stockholder approval.  As a result of the Supreme Court’s ruling, and the subsequent consummation of the transactions, the Company no longer intends to hold the special meeting of stockholders contemplated by the Preliminary Proxy Statement filed by the Company with the Securities and Exchange Commission (“SEC”) on Schedule 14A on September 30, 2013.

Item 1.01                                           Entry into a Material Definitive Agreement.

The Purchase Transaction and Private Sale

On October 11, 2013, the Company, upon the terms and subject to the conditions of the Stock Purchase Agreement, acquired all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of the Seller (“New VH”), which at the time of purchase was the direct owner of 428,676,471 shares of the Company’s common stock, par value $0.000001 (the “Company Common Stock”), and certain tax attributes, in consideration of a cash payment of $5,830,000,005.60, or $13.60 per share for the shares of Company Common Stock being acquired by the Company (the “Purchase Transaction”).  Immediately following the consummation of the Purchase Transaction, ASAC, upon the terms and subject to the conditions of the Stock Purchase Agreement, purchased from the Seller 171,968,042 shares of Company Common Stock for an aggregate cash payment of $2,338,765,371.20, or $13.60 per share (the “Private Sale,” and together with the Purchase Transaction, the “Transactions”).    The Stock Purchase Agreement is described in more detail in the Company’s Current Report on Form 8-K dated July 26, 2013, and a copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

After giving effect to the Transactions, (i) the Seller holds approximately 83 million shares of Company Common Stock (the “Remaining Shares”), or approximately 12% of the outstanding shares of Company Common Stock, (ii) ASAC holds approximately 172 million shares, or approximately 24.7% of the outstanding shares of Company Common Stock, (iii) the Company holds approximately 429 million shares of Company Common Stock through New VH, which shares are treated as treasury stock of the Company, and (iv) the remaining Company Common Stock is held by the Company’s public shareholders.

The Company funded the Purchase Transaction with a combination of approximately $1.23 billion of cash on hand and $4.6 billion of net proceeds received by the Company (net of estimated $150 million of fees, expenses and upfront costs) in connection with debt financing accessed through the capital markets and bank financing.  The debt financing includes $1,500 million aggregate principal amount of the Company’s 5.625% Senior Notes due 2021 (the “2021 Notes”) and $750 million aggregate principal amount of the Company’s 6.125% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”), the proceeds of which were initially funded into an escrow account on September 19, 2013 and were released on October 11, 2013, concurrent with the consummation of the Purchase Transaction.  The Notes are described in more detail in the Company’s Current Report on Form 8-K dated September 19, 2013. The debt financing also includes borrowings under a $2.5 billion seven-year term loan facility entered into contemporaneously with the consummation of the Purchase Transaction (as described in further detail below).

Credit Agreement

On October 11, 2013, the Company entered into a credit agreement (the “Credit Agreement”) governing a $2.5 billion secured term loan facility (the “Term Loan Facility”), which matures on October 11, 2020, and a $250 million secured revolving credit facility (the “Revolver”), which matures on October 11, 2018.  The Credit Agreement was entered into by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, a group of lenders, Bank of America, N.A., as administrative agent and collateral agent for the lenders, J.P. Morgan Securities LLC, as syndication agent, Bank of America Merrill Lynch and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and Goldman Sachs & Co., HSBC Securities (USA) Inc., Mistubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

On October 11, 2013, the proceeds of Term Loan Facility borrowings were used to fund the Purchase Transaction and pay fees and expenses associated therewith.

Borrowings under the Term Loan Facility and the Revolver will bear interest, at the Company’s option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 1/2 of 1%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate (“LIBOR”) for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case plus an applicable interest margin.  Borrowings under the Term Loan Facility will be subject to a LIBOR floor of 0.75%.  The applicable interest margin for loans under the Term Loan Facility is 2.50% for LIBOR borrowings and 1.50% for base rate borrowings.  The applicable interest margin for loans under the Revolver is initially 2.25% for LIBOR borrowings and 1.25% for base rate borrowings, and after the completion of the Company’s first full fiscal quarter after the closing date, the applicable interest margin will be 2.25% or 2.50% for LIBOR borrowings and 1.25% or 1.50% for base rate borrowings, in each case based upon the Company’s senior secured net leverage ratio.  Borrowings under the Revolver may be borrowed, repaid and re-borrowed by the Company and are available for working capital and other general corporate purposes.  Up to $50 million of the Revolver may be used for letters of credit.

Three of the Company’s U.S. subsidiaries—Activision Publishing, Inc., Blizzard Entertainment, Inc. and Activision Entertainment Holdings, Inc.—guarantee the obligations of the Company under the Credit Agreement.  The Company and the guarantors also granted a security interest in substantially all of their U.S. assets, as security for the obligations under the Credit Agreement.

The Credit Agreement contains customary covenants that place restrictions on, among other things, the incurrence of debt, granting of liens, payment of dividends, sales of assets and mergers and acquisitions.  The Credit Agreement also contains a financial covenant that requires the Company to comply with a maximum senior secured net leverage ratio of 2.50 to 1.00 to the extent that its obligations under the Revolver (subject to certain exclusions for letters of credit) exceed 15% of the total facility amount as of the end of any fiscal quarter following the closing date.  A violation of any of these covenants could result in an event of default under the Credit Agreement.  Upon the occurrence of such event of default or certain other customary events of default, payment of any outstanding amounts under the Credit Agreement may be accelerated, and the lenders’ commitments to extend credit under the Credit Agreement may be terminated.  In addition, an event of default under the Credit Agreement could, under certain circumstances, permit the holders of other outstanding unsecured debt (including the Notes) to accelerate the repayment of such obligations.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full and complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Security Agreement, dated as of October 11, 2013, among the Company, as borrower, the other grantors identified therein and Bank of America, N.A., as collateral agent for the secured parties, is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the closing of the Transactions, the Company also entered into the following agreements.

Amended and Restated Investor Agreement

On October 11, 2013, pursuant to the Stock Purchase Agreement, the Seller, VGAC LLC, a Delaware limited liability company (“VGAC”), Activision Entertainment Holdings, Inc. (f/k/a Vivendi Games, Inc.), a Delaware corporation (“Vivendi Games”), and the Company entered into, at the closing of the Purchase Transaction and Private Sale, an amended and restated investor agreement (the “Investor Agreement”) to amend and restate in its entirety the Investor Agreement, dated as of July 9, 2008 between the Seller, VGAC LLC, Vivendi Games and the Company.

The Investor Agreement provides, among other things, that until the six-month anniversary of the first time at which the Seller and its “controlled affiliates”, as defined in the Investor Agreement, no longer beneficially own 5% of the issued and outstanding Company Common Stock, they shall vote, and cause to be voted, all shares of Company Common Stock that represent their shares of Company Common Stock in excess of 9.9% of the issued and outstanding Common Stock (such 9.9%, the “Minority Interest”) (i) in a manner proportionally consistent with the vote of the shares of Company Common Stock not owned by them or (ii) in accordance with the recommendation, if any, of a majority of the independent directors then serving on the Company’s Board.  Shares of Company Common Stock owned by the Seller and its controlled affiliates up to the Minority Interest may be voted by the Seller and its controlled affiliates in their sole discretion.  The Investor Agreement also provides that the Seller agrees to vote in favor of amendments to the Company’s charter or bylaws proposed by the Company that amend the charter or bylaws in certain circumstances.

The Investor Agreement further provides for a standstill on each of the Seller and VGAC, on behalf of themselves and their controlled affiliates, for a period commencing on the date of the Investor Agreement and ending six months after the first date on which the Seller and its controlled affiliates, in the aggregate, beneficially own less than 5% of the issued and outstanding Company Common Stock, during which time the Seller, VGAC and their controlled affiliates may not, among other things, directly or indirectly: (a) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any Company Common Stock (or beneficial ownership thereof) or rights or options to acquire any Company Common Stock (or beneficial ownership thereof) or commence any tender or exchange offer for any Company Common Stock (or beneficial ownership thereof), subject to certain exceptions; or (b) call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or engage in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company.

The Investor Agreement also grants to the Seller, its controlled affiliates and each “holder,” as defined in the Investor Agreement, certain registration rights.

A copy of the Investor Agreement is attached hereto as Exhibit 10.3, and is incorporated herein by reference.  The foregoing description of the Investor Agreement is qualified in its entirety by reference to the full text of the Investor Agreement.

ASAC Stockholders Agreement

On October 11, 2013, pursuant to the Stock Purchase Agreement, the Company, ASAC and, for the limited purposes set forth in the ASAC Stockholders Agreement (as defined below), Mr. Kotick and Mr. Kelly, entered into, at the closing of the Purchase Transaction and Private Sale, a stockholders agreement (the “ASAC Stockholders Agreement”).  The ASAC Stockholders Agreement, provides for, among other things, certain registration rights for ASAC and also imposes certain restrictions on the transfer of ASAC’s (and its controlled affiliates’) shares of Company Common Stock and its acquisition of additional shares of Company Common Stock, subject to the terms and conditions set forth therein.

The ASAC Stockholders Agreement provides that prior to the end of the twelve-month period following the closing of the Purchase Transaction and Private Sale, and thereafter during any regularly scheduled black-out period of the Company or any other trading black-out declared by the Company pursuant to its insider trading policies, ASAC and its controlled affiliates are prohibited from transferring or announcing any intention to transfer their shares of Company Common Stock without the prior written consent of the majority of the Unaffiliated Directors, as defined in the ASAC Stockholders Agreement, subject to certain exceptions set forth in the ASAC Stockholders Agreement.

The ASAC Stockholders Agreement also provides for a standstill that will prohibit ASAC and its controlled affiliates from, among other things, acquiring additional shares of Company Common Stock, calling a meeting of the stockholders of the Company, initiating any stockholder proposal for action by stockholders of the Company or engaging in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, in each case from the closing of the Purchase Transaction and Private Sale until six months after ASAC  no longer beneficially own 5% of the issued and outstanding Company Common Stock (subject to certain exceptions set forth in the ASAC Stockholders Agreement).

A copy of the ASAC Stockholders Agreement is attached hereto Exhibit 10.4 and is incorporated herein by reference.  The foregoing description of the ASAC Stockholders Agreement is qualified in its entirety by reference to the full text of the ASAC Stockholders Agreement.

Cash Management Services Termination Agreement

On October 11, 2013, pursuant to the Stock Purchase Agreement, the Company, the Seller and Coöperatie Activision Blizzard International U.A. entered into, at the closing of the Purchase Transaction and Private Sale, the termination agreement (the “Cash Management Services Termination Agreement”), to modify and terminate the Cash Management Services Agreement, dated June 19, 2008, by and among the Seller, the Company and Activision Blizzard Treasury SAS (the “Cash Management Services Agreement”) and the IP License Agreement, dated as of July 1, 2008, by and among the Company, the Seller and Activision Blizzard Treasury SAS (the “License Agreement”), both of which were assigned by Activision Blizzard Treasury SAS to Coöperatie Activision Blizzard International U.A.  The Cash Management Services Termination Agreement provides that the Cash Management Services Agreement shall be terminated as of October 31, 2013 and that the License Agreement shall be void as of that time.

A copy of the Cash Management Services Termination Agreement is attached hereto as Exhibit 10.5, and is incorporated herein by reference.  The foregoing description of the Cash Management Services Termination Agreement is qualified in its entirety by reference to the full text of the Cash Management Services Termination Agreement.

Item 1.02                                           Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 hereof under the heading “Cash Management Services Termination Agreement” are hereby incorporated by reference into this Item 1.02.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 hereof are hereby incorporated by reference into this Item 2.01.  The unaudited pro forma condensed statement of operations of the Company for the six months ended June 30, 2013 and the year ended December 31,2012, and unaudited pro forma condensed balance sheet of the Company as of June 30, 2013, and the related notes are filed as Exhibit 99.1.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 hereof under the heading “Credit Agreement” are hereby incorporated by reference into this Item 2.03.

Item 3.03                                           Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 hereof under the heading “Credit Agreement” are hereby incorporated by reference into this Item 3.03.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On October 11, 2013, pursuant to the Stock Purchase Agreement and concurrently with the closing of the Transactions, each of the Seller’s designees to the Company’s Board—Philippe G. H. Capron, Jean-Yves Charlier, Frédéric R. Crépin, Jean-François Dubos, Lucian Grainge and Régis Turrini—resigned from his position as a director on the Company’s Board and any committees of the Board to which he was appointed, effective as of the closing of the Transactions.  Mr. Kelly, formerly the co-chairman of the board, was appointed as the chairman of the Board in Mr. Capron’s stead.

(d)  On October 11, 2013, pursuant to the Company’s Second Amended and Restated Bylaws (as described below), each of Elaine P. Wynn and Peter Nolan was elected as a director of the Board, effective immediately after the closing of the Transactions.

Ms. Wynn is a director of Wynn Resorts, a developer and operator of high end hotels and casinos, and has served in that capacity since 2000.  Prior to her current position, Ms. Wynn served in a similar capacity as director of Mirage Resorts from 1976 to 2000.  Ms. Wynn is the co-chair of the Greater Las Vegas After-School All Stars, the founding chairman of Communities in Schools of Nevada and the chairman of the national board of Communities in Schools.  In addition, Ms. Wynn is president of the Nevada State Board of Education.  She is also on the board of trustees of the Los Angeles County Museum of Art, the board of trustees of the Kennedy Center for the Performing Arts, the board of the Library of Congress Trust Fund and the board of governors of the Basketball Hall of Fame.  Ms. Wynn holds a B.A. in political science from George Washington University.

Mr. Nolan is the managing partner of Leonard Green & Partners, L.P., a private equity firm and one of the limited partners of ASAC.  Prior to becoming a partner at LGP in 1997, Mr. Nolan served as a managing director and the co-head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a first vice president in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a vice president at Prudential Securities, Inc. from 1982 to 1986.  Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company.  Mr. Nolan currently serves on the board of directors of AerSale Holdings, Inc., Aspen Dental Management, Inc., Motorsport Aftermarket Group, The Palms Hotel and Casino, and Scitor Corporation, all of which are companies in which LGP has an ownership interest.  Mr. Nolan served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the consummation of the Company’s business combination with Vivendi Games, Inc.  Mr. Nolan holds a B.S. degree in agricultural economics and finance and an M.B.A. degree, both from Cornell University.

The Company’s Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, as amended and restated by the Board on October 21, 2011 and as described in Exhibit 10.104 of the Company’s Form 10-K for the

year ended December 31, 2011, is applicable to each of Ms. Wynn and Mr. Nolan.  However, as the Board has indicated that it intends to review and potentially amend that program, it is not yet known what compensation Ms. Wynn or Mr. Nolan will receive for her or his service on the Board.

As described below, on October 11, 2013, pursuant to the Second Amended and Restated Bylaws, the size of the Board was fixed at seven (7) members, effective immediately after the closing of the Transactions.

Item 5.08                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Bylaws of Activision Blizzard, Inc.

On October 11, 2013, in connection with the closing of the Transactions, the Company’s Board adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which amends and restates the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”).  The Second Amended and Restated Bylaws amends the Amended and Restated Bylaws to: (i) change the size of the Board from eleven (11) directors to not less than five (5) and not more than eleven (11) directors, with the exact size to be fixed by the Board, (ii) remove certain references specific to Vivendi Designees, as defined in the Amended and Restated Bylaws, and (iii) amend a provision on determination of director compensation amounts.

The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events.

On October 11, 2013, the Company issued a press release to announce the closing of the Transactions.  The press release is filed as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements.  This Report on Form 8-K and its exhibits contain, or incorporate by reference, certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives; (3) statements of future financial or operating performance; (4) statements of assumptions underlying such statements; and (5) statements about the completion, timing and financing of the transactions described herein. The Company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward looking statements. Forward looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. Our actual results could differ materially. Risks and uncertainties that may affect our future results include, but are not limited to, sales levels of the Company’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the Company’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the expected console transition, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, the possibility that expected benefits related to the transactions may not materialize as expected, the transactions not being timely completed, if completed at all, and the other  factors  identified in “Risk Factors” included in Part II, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as amended. The forward-looking statements contained herein are based upon information available to us as of the date of this Report on Form 8-K and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Item 9.01                                           Financial Statements and Exhibits

Exhibit Number	Description

2.1

Stock Purchase Agreement, entered into as of July 25, 2013, by and among Activision Blizzard, Inc., ASAC II LP and Vivendi S.A. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 26, 2013).

3.1	Second Amended and Restated Bylaws of the Company, adopted as of October 11, 2013.

10.1

Credit Agreement, dated as of October 11, 2013, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, a group of lenders, Bank of America, N.A., as administrative agent and collateral agent for the lenders, J.P. Morgan Securities LLC, as syndication agent, Bank of America Merrill Lynch and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and Goldman Sachs & Co., HSBC Securities (USA) Inc., Mistubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

10.2	Security Agreement, dated as of October 11, 2013, among the Company, as borrower, the other grantors identified therein and Bank of America, N.A., as collateral agent for the secured parties.

10.3	Amended and Restated Investor Agreement, dated as of October 11, 2013, among the Company, the Seller, VGAC and Activision Entertainment Holdings, Inc. (f/k/a Vivendi Games, Inc.).

10.4	ASAC Stockholders Agreement, dated as of October 11, 2013, among ASAC and, for the limited purposes set forth in the ASAC Stockholders Agreement, Mr. Kotick and Mr. Kelly.

10.5	Cash Management Services Termination Agreement, dated as of October 11, 2013, among the Company, the Seller and Coöperatie Activision Blizzard International U.A.

99.1

Unaudited pro forma condensed statement of operations of Activision Blizzard, Inc. for the six months ended June 30, 2013 and the year ended December 31,2012, and unaudited pro forma condensed balance sheet of Activision Blizzard, Inc. as of June 30, 2013, and the related notes.

99.2	Press Release issued by the Company, dated as of October 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Activision Blizzard, Inc.

Date: October 18, 2013	By	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Stock Purchase Agreement, entered into as of July 25, 2013, by and among Activision Blizzard, Inc., ASAC II LP and Vivendi S.A. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 26, 2013).

3.1	Second Amended and Restated Bylaws of the Company, adopted as of October 11, 2013.

10.1

Credit Agreement, dated as of October 11, 2013, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, a group of lenders, Bank of America, N.A., as administrative agent and collateral agent for the lenders, J.P. Morgan Securities LLC, as syndication agent, Bank of America Merrill Lynch and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and Goldman Sachs & Co., HSBC Securities (USA) Inc., Mistubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

10.2	Security Agreement, dated as of October 11, 2013, among the Company, as borrower, the other grantors identified therein and Bank of America, N.A., as collateral agent for the secured parties.

10.3	Amended and Restated Investor Agreement, dated as of October 11, 2013, among the Company, the Seller, VGAC and Activision Entertainment Holdings, Inc. (f/k/a Vivendi Games, Inc.).

10.4	ASAC Stockholders Agreement, dated as of October 11, 2013, among ASAC and, for the limited purposes set forth in the ASAC Stockholders Agreement, Mr. Kotick and Mr. Kelly.

10.5	Cash Management Services Termination Agreement, dated as of October 11, 2013, among the Company, the Seller and Coöperatie Activision Blizzard International U.A.

99.1

Unaudited pro forma condensed statement of operations of Activision Blizzard, Inc. for the six months ended June 30, 2013 and the year ended December 31,2012, and unaudited pro forma condensed balance sheet of Activision Blizzard, Inc. as of June 30, 2013, and the related notes.

99.2	Press Release issued by the Company, dated as of October 11, 2013.